Exhibit 99.1

SPECIAL MEETING OF STOCKHOLDERS OF

SOMAXON PHARMACEUTICALS, INC.

[    ], 2013

This Proxy is Solicited on Behalf of the Board of Directors

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of the Special Meeting, Proxy Statement/Prospectus and Proxy Card

are available at [    ]

The undersigned hereby appoints Richard W. Pascoe and Matthew W. Onaitis, and each of them, attorneys and proxies of the undersigned, each with power of substitution, to attend and vote all shares of common stock of the undersigned in Somaxon Pharmaceuticals, Inc. at the special meeting of stockholders to be held on [    ], 2013, at [    ] a.m., local time, at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, CA 92130, and at any and all adjournments or postponements thereof, upon the matters designated on the reverse side, as more fully set forth in the proxy statement/prospectus, and for the transaction of such other business as may properly come before the special meeting and any adjournments or postponements thereof. The undersigned hereby revokes any previously submitted proxy by the undersigned for the matters to be voted on at the special meeting and acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement/Prospectus.

Please note that if you do not submit a valid proxy and do not vote in person at the special meeting of stockholders, this has the same effect as a vote AGAINST adoption of the merger agreement.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

If registrations of your shares are not identical, you may receive more than one set of proxy materials. Please complete and return all proxy cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this proxy card. If you wish to vote on items individually, please also mark the appropriate boxes on the back of this proxy card.

(Continued, and to be marked, dated and signed, on the reverse side)

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE PRE-ADDRESSED POSTAGE-PAID ENVELOPE PROVIDED. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF PROPOSALS 1, 2 AND 3.

Proposal 1. Adoption of the Merger Agreement: Consider and vote upon the proposal to adopt the Agreement and Plan of Merger, dated as of December 10, 2012 (as it may be amended from time to time prior to the date hereof, the “merger agreement”), by and among Pernix Therapeutics Holdings, Inc., a Maryland corporation, Pernix Acquisition Corp. I, a Delaware corporation, and Somaxon Pharmaceuticals, Inc., a Delaware corporation and the merger contemplated by the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2. Adjournment of the Somaxon Special Meeting: Consider and vote upon a proposal to approve adjournment of the Somaxon special meeting, if necessary or appropriate in the view of the Somaxon board of directors, to solicit additional proxies in favor of the proposal to adopt the merger agreement if there are not sufficient votes at the time of such adjournment to adopt the merger agreement.	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 3. Advisory (Non-Binding) Vote on Executive Compensation: Consider and vote upon a proposal to approve on an advisory (non-binding) basis, the compensation to be paid to Somaxon’s named executive officers that is based on or otherwise relates to the merger.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name by a duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by an authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,

BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Central Time the day prior to the special meeting date.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET	TELEPHONE

http://www.[☐].com	1-[☐]

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

To vote by mail, mark, sign and date your proxy card and return it in the pre-addressed postage-paid envelope provided.